SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2003

Chart Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11442	34-1712937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Landerbrook Drive, Suite 205, Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former Name or Former Address, if Changed Since Last Report)

Item 9.	Regulation FD Disclosure.

On September 16, 2003, Chart Industries, Inc. (the “Company”) issued a press release announcing the consummation of the Amended Joint Prepackaged Reorganization Plan (the “Plan”), which the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) confirmed by an order entered on September 4, 2003.

As a result of the Plan’s consummation, the Company’s former senior debt of approximately $256 million has been converted into a $120 million term loan and an initial 95% equity ownership position in the reorganized Company. The Company’s former shareholders are receiving 5% of the reorganized Company, with an opportunity to acquire up to an additional 5% of equity under certain conditions through the exercise of warrants. The Company’s $40 million debtor-in-possession financing facility has been converted into an amended and restated $40 million revolving credit facility. Additionally, all general unsecured creditors will be paid in full on their prepetition claims or otherwise have their prepetition claims reinstated.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.

Date: September 17, 2003	By:	/s/ Michael F. Biehl

Michael F. Biehl Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press Release of the Company, dated September 16, 2003.

E-1